Pricing supplement No. 280YY To prospectus dated October 10, 2006, prospectus supplement dated November 13, 2006 and product supplement YY dated January 8, 2008	Registration Statement No. 333-137902 Dated January 28, 2008; Rule 424(b)(2)

Deutsche Bank AG, London Branch

$2,952,000

Buffered Underlying Securities (BUyS) Linked to an Index Basket due January 31, 2013

General

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Buffered Underlying Securities (BUyS) Linked to an Index Basket due January 31, 2013 (the “Securities”) are designed for investors who seek a return at maturity linked to the performance of a weighted basket of a variety of equity, commodity, and currency indices. Investors should be willing to forgo coupon and dividend payments and should be prepared to lose up to 80% of their initial investment.

•	Senior unsecured obligations of Deutsche Bank AG due January 31, 2013.
•	Denominations of $1,000.
•	Minimum initial investment of $1,000.
•	The Securities priced on January 28, 2008 and are expected to settle on January 31, 2008 (the “Settlement Date”).

Key Terms

Issuer:	Deutsche Bank AG, London Branch.

Rating:

Moody’s Investors Service Ltd has assigned a rating of Aa1 and Standard & Poor’s has assigned a rating of AA to securities, such as the Securities offered hereby, issued under Deutsche Bank AG’s Global Notes Program, Series A.†

Issue Price:	100% of the face amount.

Basket:

The Securities are linked to a basket consisting of the S&P 500® Index, the Russell 2000® Index, the MSCI EAFE® Index, the MSCI Emerging Markets IndexSM, the Deutsche Bank Liquid Commodity Index — Optimum Yield™ Excess Return and the Deutsche Bank Balanced Currency Harvest (USD) Index (each, a “Basket Index” and, collectively, the “Basket Indices”).

Basket Indices:

Basket Index	Index Weighting	Initial Index Level
S&P 500® Index	40%	1,353.97
Russell 2000® Index	20%	702.39
MSCI EAFE® Index	20%	2,014.24
MSCI Emerging Markets IndexSM	10%	1,087.71
Deutsche Bank Liquid Commodity Index — Optimum Yield™ Excess Return	5%	623.87
Deutsche Bank Balanced Currency Harvest (USD) Index	5%	263.49

Participation Rate:	125%

Buffer Level:	20%

Payment at Maturity:	The payment you will receive at maturity is based on the Basket Return, the Participation Rate and the Buffer Level.

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If the Basket Return is positive, you will receive a cash payment at maturity per $1,000 Security face amount that provides you with a return on your investment equal to the Basket Return multiplied by the Participation Rate. Accordingly, your payment at maturity per $1,000 Security face amount will be calculated as follows:

$1,000 + ($1,000 x Basket Return x Participation Rate)

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If the Basket Return is zero or negative, and the sum of the Basket Return and the Buffer Level is greater than or equal to zero, you will receive a cash payment at maturity of $1,000 per $1,000 face amount of your Securities.

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If the Basket Return is negative, and the sum of the Basket Return and the Buffer Level is less than zero, you will lose 1% of the face amount of your Securities for every 1% by which the sum of the Basket Return and the Buffer Level is less than zero. Accordingly, if the Basket Return is less than -20%, your payment at maturity per $1,000 face amount of your Securities will be calculated as follows:

$1,000 + [$1,000 × (Basket Return + Buffer Level)]

If the Basket Return is lower than -20%, you will lose a portion of your investment. You could lose up to $800 per $1,000 face amount of Securities.

Basket Return:	The Basket Return is equal to the sum of the six Final Weighted Index Returns.

Observed Index Returns:	The Observed Index Returns for each Basket Index will be calculated on the Observation Dates set forth below. Each Observed Index Return will be calculated on the relevant Observation Date as follows:

(Observed Index Level – Initial Index Level) / Initial Index Level

The Observed Index Returns for each Basket Index will be referred to as the Year 1 Index Return, the Year 2 Index Return, the Year 3 Index Return, the Year 4 Index Return and the Year 5 Index Return, as follows:

Observation Date	Observed Index Return
January 28, 2009	Year 1 Index Return
January 28, 2010	Year 2 Index Return
January 28, 2011	Year 3 Index Return
January 27, 2012	Year 4 Index Return
January 28, 2013	Year 5 Index Return

Each Observation Date is subject to postponement in the event of a market disruption event and as described under “Description of Securities – Payment at Maturity” in the accompanying product supplement.

Final Weighted Index Return:	For each Basket Index, the Final Weighted Index Return is equal to the product of the Final Index Return and the Index Weighting for such Basket Index.

Observed Index Level:	For each Basket Index, the official closing level of such Basket Index on the relevant Observation Date.

Final Index Return:	The Final Index Return for each Basket Index will be calculated based on the annual Observed Index Returns as follows:

(1/15 x Year 1 Index Return) + (2/15 x Year 2 Index Return) + (3/15 x Year 3 Index Return) + (4/15 x Year 4 Index Return) + (5/15 x Year 5 Index Return)

We refer to this method of calculating the Final Index Returns as the “Sum of the Years Digits” method.

Trade Date:	January 28, 2008

Maturity Date:	January 31, 2013, subject to postponement in the event of a market disruption event and as described under “Description of Securities – Payment at Maturity” in the accompanying product supplement.

CUSIP:	2515A0 JR 5

ISIN:	US2515A0JR59

†

A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision at any time by the assigning rating agency. Any rating assigned to the Securities does not enhance, affect or address the likely performance of the Securities other than the ability of the Issuer to meet its obligations.

Investing in the Securities involves a number of risks. See “Risk Factors” in the accompanying product supplement and “ Selected Risk Considerations” in this pricing supplement.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of any Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$0.00	$1,000.00
Total	$2,952,000.00	$0.00	$2,952,000.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information” on the last page of this pricing supplement.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$2,952,000.00	$116.01

Deutsche Bank Securities	Deutsche Bank Trust Company Americas

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which these Securities are a part, and the more detailed information contained in product supplement YY dated January 8, 2008. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement YY dated January 8, 2008:

http://www.sec.gov/Archives/edgar/data/1159508/000119312508003075/d424b21.pdf

•	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

•	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

What is the Payment Amount on the Securities at Maturity Assuming a Range of Basket Returns?

The tables below illustrate the payment at maturity per $1,000 Security face amount for three hypothetical scenarios and assumes a Participation Rate of 125%; Initial Index Levels of 1,353.97 for the S&P 500® Index, 702.39 for the Russell 2000® Index, 2,014.24 for the MSCI EAFE® Index, 1,087.71 for the MSCI Emerging MarketsSM Index, 623.87 for the DBLCI Optimum YieldTM Excess Return Index, and 263.49 for the Deutsche Bank Balanced Currency Harvest (USD) Index; and a Buffer Level of 20%. The following results are based solely on the hypothetical example cited. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Scenario 1

Basket Index	S&P 500®	Russell 2000®	MSCI EAFE®	MSCI EMSM	DBLCI OYTM	DBCH (USD)

Initial Index Level	1,353.97	702.39	2,014.24	1,087.71	623.87	263.49

Year 1 Index Return	15.0%	18.0%	10.0%	8.0%	-27.0%	-5.0%

Year 2 Index Return	8.0%	25.0%	20.0%	22.0%	-22.5%	2.0%

Year 3 Index Return	30.0%	11.0%	25.0%	15.0%	-7.5%	-10.0%

Year 4 Index Return	25.0%	7.5%	35.0%	37.0%	-16.5%	-25.0%

Year 5 Index Return	15.5%	14.0%	57.0%	60.0%	-8.0%	-30.0%

Final Index Return	19.9%	13.4%	36.7%	36.3%	-13.4%	-18.7%

Weighting	40%	20%	20%	10%	5%	5%

Final Weighted Index Return	8.0%	2.7%	7.3%	3.6%	-0.7%	-0.9%

Basket Return	20.0%

Payment at Maturity	$1,250.00

Scenario 2

Basket Index	S&P 500®	Russell 2000®	MSCI EAFE®	MSCI EMSM	DBLCI OYTM	DBCH (USD)

Initial Index Level	1,353.97	702.39	2,014.24	1,087.71	623.87	263.49

Year 1 Index Return	-25.0%	-32.0%	10.0%	-23.0%	21.0%	-13.0%

Year 2 Index Return	-16.0%	-25.0%	5.0%	-46.0%	15.0%	-35.5%

Year 3 Index Return	-28.5%	-38.0%	-6.5%	-34.0%	23.5%	-67.0%

Year 4 Index Return	-10.0%	-18.0%	5.0%	-47.0%	46.0%	-50.0%

Year 5 Index Return	-8.0%	-7.5%	-3.0%	-50.0%	64.5%	-70.0%

Final Index Return	-14.8%	-20.4%	0.4%	-43.7%	41.9%	-55.7%

Weighting	40%	20%	20%	10%	5%	5%

Final Weighted Index Return	-5.9%	-4.1%	0.1%	-4.4%	2.1%	-2.8%

Basket Return	-15.0%

Payment at Maturity	$1,000.00

Scenario 3

Basket Index	S&P 500®	Russell 2000®	MSCI EAFE®	MSCI EMSM	DBLCI OYTM	DBCH (USD)

Initial Index Level	1,353.97	702.39	2,014.24	1,087.71	623.87	263.49

Year 1 Index Return	-32.0%	-34.0%	5.5%	-46.0%	42.0%	-26.0%

Year 2 Index Return	-54.0%	-72.0%	9.5%	-40.0%	30.0%	-30.0%

Year 3 Index Return	-60.0%	-76.5%	-25.0%	-56.5%	47.0%	-40.2%

Year 4 Index Return	-67.5%	-65.0%	-16.0%	-35.0%	92.0%	-54.5%

Year 5 Index Return	-43.0%	-67.0%	-28.5%	-15.0%	129.0%	-67.0%

Final Index Return	-53.7%	-66.8%	-17.1%	-34.0%	83.7%	-50.6%

Weighting	40%	20%	20%	10%	5%	5%

Final Weighted Index Return	-21.5%	-13.4%	-3.4%	-3.4%	4.2%	-2.5%

Basket Return	-40.0%

Payment at Maturity	$800.00

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the payments at maturity set forth in the tables above are calculated.

Example 1: In Scenario 1, the hypothetical Final Weighted Index Returns sum to a Basket Return of 20%. Because the Basket Return is 20%, the investor receives a payment at maturity of $1,250.00 per $1,000 Security face amount, calculated as follows:

Payment at maturity per $1,000 Security face amount = $1,000 + ($1,000 x 20% x 125%) = $1,250.00

Example 2: In Scenario 2, the hypothetical Final Weighted Index Returns sum to a Basket Return of -15%. Because the Basket Return is negative, and the sum of the Basket Return and the Buffer Level is greater than or equal to zero, the investor receives a payment at maturity of $1,000.00 per $1,000 Security face amount.

Payment at maturity per $1,000 Security face amount = $1,000.00

Example 3: In Scenario 3, the hypothetical Final Weighted Index Returns sum to a Basket Return of -40%. Because the sum of the Basket Return and the Buffer Level is less than zero, the investor will receive a payment at maturity of $800.00 per $1,000 Security face amount, calculated as follows:

Payment at maturity per $1,000 Security face amount = $1,000 + [$1,000 x (-40% + 20%)] = $800.00

Selected Purchase Considerations

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UNCAPPED APPRECIATION POTENTIAL — The Securities are not subject to a predetermined maximum gain and, accordingly, any return at maturity will be based on the Basket Return, the Participation Rate and the Buffer Level. Because the Securities are our senior obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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LIMITED PROTECTION AGAINST LOSS — Payment at maturity of the face amount of your Securities is protected as long as the Basket Return is greater than or equal to -20%. If the Basket Return is less than -20%, for every 1% decline in the Basket Return beyond -20%, you will lose an amount equal to 1% of the face amount of your Securities. For example, a Basket Return of -30% will result in a loss of 10% of your initial investment.

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RETURN LINKED TO THE PERFORMANCE OF A WEIGHTED BASKET OF EQUITY, COMMODITY, AND CURRENCY INDICES — The return on the Securities, which may be positive or negative, is linked to a basket consisting of the S&P 500® Index, the Russell 2000® Index, the MSCI EAFE® Index, the MSCI Emerging Markets IndexSM (the “Emerging Markets Index”) the Deutsche Bank Liquid Commodity Index — Optimum Yield™ Excess Return (the “Commodity Index”) and the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Currency Index”). The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The MSCI EAFE® Index comprises the equity securities underlying the Morgan Stanley Capital International Inc. (“MSCI”) indices of 21 selected countries in Europe, Asia, Australia and New Zealand. The Emerging Markets Index consists of equity securities of certain emerging markets countries and is designed to measure equity market performance in the global emerging markets. The Commodity Index is composed of futures contracts on six commodities — crude oil, heating oil, aluminum, gold, wheat and corn. The Currency Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. For additional information about each Basket Index, see the information set forth under “The Basket Indices” in this pricing supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES — You should review carefully the section in the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences.” Subject to the limitations described therein, although the tax consequences of an investment in the Securities are uncertain, we believe it is reasonable to treat the Securities as prepaid financial contracts for U.S. federal income tax purposes and the remainder of this discussion assumes that treatment is respected. Because of the potential application of certain rules and regulations relating to foreign currency instruments under Section 988 of the Code, part or all of your gain on the sale, exchange or retirement of the Securities might be treated as ordinary gain or loss unless you make a valid election pursuant to the applicable Treasury regulations on or before the date on which you acquire your Securities to treat such gain or loss as capital gain or loss. If a valid election is made before the close of the day on which you acquire your Securities, your gain or loss on the Securities should be capital gain or loss and should be long-term capital gain or loss if at the time of sale, exchange or retirement you have held the Securities for more than one year. The deductibility of capital losses is subject to certain limitations.

To make this election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the transaction on your books and records on the date you acquire your Securities as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) otherwise obtain independent verification. You should consult your tax adviser regarding the advisability of making this election and the conditions and procedures for doing so.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities might differ materially and adversely from the description herein. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this pricing supplement and the accompanying product supplement.

On December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the relevance of factors such as the nature of the underlying property to which the instrument is linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of this kind of investment, possibly on a retroactive basis.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. Both U.S. and non-U.S. holders should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of investing in the Securities (including alternative treatments and the potential implications of the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket Indices or in any of the components underlying the Basket Indices. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — The Securities do not guarantee any return of your initial investment in excess of $200 per $1,000 face amount of your Securities. The return on the Securities at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed to any negative Basket Return beyond the 20% Buffer Level. Accordingly, you could lose up to 80% of your initial investment in the Securities.

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WE ARE NOT AFFILIATED WITH ANY COMPANY INCLUDED IN THE S&P 500® INDEX, THE RUSSELL 2000® INDEX, THE MSCI EAFE® INDEX OR THE MSCI EMERGING MARKETS INDEXSM — We are not affiliated with any of the companies whose stock is included in the S&P 500® Index, the Russell 2000® Index, the MSCI EAFE® Index or the MSCI Emerging Markets IndexSM (each, an “Equity Index,” and collectively, the “Equity Indices”). As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Equity Indices or the value of your Securities. None of the money you pay us will go to the respective sponsors of the Equity Indices (the “Equity Index Sponsors”), or any of the other companies included in the Equity Indices, and none of those companies will be involved in the offering of the Securities in any way. Neither those companies nor the Equity Index Sponsors will have any obligation to consider your interests as a holder of the Securities in taking any corporate actions that might affect the value of your Securities.

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THE BASKET INDICES ARE NOT EQUALLY WEIGHTED — The Securities are linked to a basket of equity, commodity and currency indices. Each Basket Index will have the weighting specified in this pricing supplement. If a Basket Index with a low weighting outperforms a Basket Index with a high weighting, the return on your Securities will be lower than if the Basket Indices were weighted equally.

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CHANGES IN THE VALUE OF THE BASKET INDICES MAY OFFSET EACH OTHER — Price movements in the Basket Indices may not correlate with each other. At a time when the levels of some of the Basket Indices increase, the levels of other Basket Indices may not increase as much or may decline. Therefore, in calculating the Basket Return, increases in the level of one or more of the Basket Indices may be moderated, offset or more than offset by lesser increases or declines in the levels of the other Basket Indices.

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EACH FINAL INDEX RETURN WILL BE CALCULATED USING THE SUM OF THE YEARS DIGITS METHOD – The Final Index Return of each Basket Index will be calculated using the Sum of the Years Digits method, and the annual cumulative returns for each Basket Index will be assigned unequal weightings, as set forth above. Therefore, the individual Final Index Returns will likely be different than they would be if they were calculated based solely on the net change in the individual Basket Indices over the term of the Securities, or if they were based on strict averages of the levels of the individual Basket Indices on the Observation Dates. It is possible that the Final Index Returns, as well as the return on your Securities, will be lower calculated pursuant to the Sum of the Years Digits method than if a different method were used to calculate the Final Index Returns.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full face amount of your Securities, the original issue price of the Securities includes the agents’ commission and the cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price at which Deutsche Bank AG or its affiliates will be willing to purchase Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any such sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity.

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NO PERIODIC COUPON OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Securities, you will not receive periodic coupon payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the components underlying the Basket Indices would have.

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LACK OF LIQUIDITY FOR THE SECURITIES — The Securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intend to offer to purchase the Securities in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the Securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVELS OF THE BASKET INDICES TO WHICH THE SECURITIES ARE LINKED OR THE MARKET VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the Securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Basket Indices to which the Securities are linked.

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POTENTIAL CONFLICTS OF INTEREST — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In addition, we are the index sponsor for the Commodity Index and for the Currency Index. For both indices, the index sponsor has discretion in selecting among methods of how to calculate the index in the event the regular means of determining the index is unavailable at the time such determination is scheduled to take place and has even more discretion in the case of a Commodity Force Majeure Event or Currency Force Majeure Event (each as defined under “The Basket Indices” in this pricing supplement). With regard to the Commodity Index, the index sponsor also has discretion in selecting the futures contracts whose prices are reflected in the index at the time when the final level is determined. While Deutsche Bank AG, London Branch will act in good faith and in a commercially reasonable manner in making all determinations with respect to the Securities and the indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the Securities or the indices. Because determinations made by Deutsche Bank AG, London Branch as the calculation agent for the Basket Indices and the Securities, and as the index sponsor for the Commodity Index and the Currency Index, may affect the payment at maturity, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as holders of the Securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the components of the Basket Indices (or various contracts or products related to such components) or related indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities may affect the value of the indices and, therefore, the value of the Securities or the potential payment at maturity on the Securities.

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TRADING BY US OR OUR AFFILIATES IN THE COMMODITIES, CURRENCIES, AND EQUITIES MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We and our affiliates are active participants in the commodities, currencies, and equities markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodities, currencies, or equities transactions. In addition, we or one or more of our affiliates may hedge our exposure from the Securities by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the prices of the components underlying the Basket Indices and consequently have a negative impact on the performance of the Basket Indices, and the Basket Return. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the Securities may decline.

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CURRENCY MARKETS MAY BE HIGHLY VOLATILE — The Securities are subject to currency exchange risk through their exposure to the performance of the Currency Index, which measures the performance of various currencies relative to the U.S. dollar, and to the performance of the MSCI EAFE® Index and the Emerging Markets Index (each, a “Foreign Equity Index,” and collectively, the “Foreign Equity Indices”), which measure the performance of foreign stocks and are denominated in U.S. dollars. For example, if the local currency for a Foreign Equity Index component security depreciates relative to the U.S. dollar, the performance of such Foreign Equity Index will be adversely affected. Because the Currency Index and each Foreign Equity Index may face similar currency exposure, volatility in such markets could adversely affect the returns of each such basket index, which could have a significant, adverse effect on the Basket Return.

Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the performance of the Foreign Equity Indices, the values of the components of the Currency Index and the value of your Securities in varying ways. In addition, different factors may cause the values of the components of the Currency Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

•

LEGAL AND REGULATORY RISKS — Legal and regulatory changes could adversely affect the currency rates reflected in the Currency Index. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. The effect of any future legal or regulatory action relating to currency rates is not possible to predict, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the Currency Index and, consequently, the value of the Securities.

•

IF THE LIQUIDITY OF THE BASKET INDEX COMPONENTS IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — The Basket Indices’ components may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity of an Basket Index’s components on an Observation Date would likely have an adverse effect on the closing level of such Basket Index, and therefore, on the return on your Securities. Limited liquidity relating to the Basket Index components may also result in the relevant index sponsor being unable to determine the level of the Basket Index using the normal means. Since Deutsche Bank or an affiliate is the index sponsor for the Commodity Index and the Currency Index, the index sponsor’s discretion in determining the levels of those indices could result in potential conflicts of interest.

•

EMERGING MARKETS RISK – The value of the Securities is subject to the political and economic risks of emerging market countries through the Emerging Markets Index, the Currency Index and the Commodity Index. The Emerging Markets Index includes companies that are located in emerging market countries and whose securities trade on the exchanges of emerging market countries. The Currency Index may include currencies of emerging market countries and the constituents of the Commodity Index may be produced in emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the market value and payment at maturity of your Securities, and such adverse effect may be compounded if more than one Basket Index has exposure to the affected market.

•

COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Commodity Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts and the value of your Securities in varying ways, and different factors may cause the values of the Commodity Index’s components and the volatility of their prices to move in inconsistent directions at inconsistent rates.

•

CURRENCY INDEX STRATEGY RISK — The strategy reflected in the Currency Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Issuer provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined in “The Basket Indices — Deutsche Bank Balanced Currency Harvest (USD) Index” below), which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility, which would negatively affect the value of the Securities.

•

COMMODITY INDEX STRATEGY RISK — The Commodity Index includes futures contracts on only six commodities – crude oil, heating oil, aluminum, gold, corn and wheat. Other commodity indices may include a greater number and variety of commodities and may, as a result, be less volatile than the Commodity Index. Additionally, under the Optimum Yield™ Methodology employed by the Commodity Index, each index component is replaced in the month prior to its expiration with the eligible futures contract that has the highest implied, annualized roll yield. The implied roll yield, which is a measure of the difference between the forward price and the spot price as described further in “The Basket Indices – The Deutsche Bank Liquid

Commodity Index – Optimum Yield™ Excess Return,” is only one factor that is relevant in predicting the optimal time to roll futures contracts. The Commodity Index’s return may be significantly less than the return of commodity indices that use different methodologies for replacing their components.

•

MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — In addition to the levels of the Basket Indices on any day, the value of the Securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Indices;

•	the time to maturity of the Securities;

•	the market price of the components of the Basket Indices and dividend rates on the component stocks underlying the Equity Indices;

•	interest and yield rates in the market generally and in the markets of the components underlying the Basket Indices;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the currency exchange rates and the volatility of the currency exchange rates to which the Currency Index and Foreign Equity Indices are exposed;

•	the composition of the Basket Indices and any changes to the components underlying the Basket Indices;

•	supply and demand for the Securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income thereon might differ materially and adversely from the description herein. In addition, on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on a number of issues related to “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the relevance of factors such as the nature of the underlying property to which the instrument is linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of this kind of investment, possibly on a retroactive basis. Both U.S. and non-U.S. holders should review carefully the section of the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences” and the accompanying addendum, and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments and the potential implications of the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Basket Indices

The S&P 500® Index

We have derived all information contained in this pricing supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s (“S&P”). The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. We make no representation or warranty as to the accuracy or completeness of such information.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies (the “S&P 500® Component Stocks”) as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the market value of any S&P 500® Component Stock was calculated as the product of the market price per share and the number of the then outstanding shares of such S&P 500® Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the market value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the market value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005 the S&P 500® Index became fully float adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index have not been changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its market value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved half way to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this pricing supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total market value of all 500 S&P 500® Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total market value of the S&P 500® Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total market value of the S&P 500® Component Stocks by a number called the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The index divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index.

Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total market value of the S&P 500® Index require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All index divisor adjustments are made after the close of trading and after the calculation of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require index divisor adjustments.

The table below summarizes the types of the S&P 500® Index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action		Adjustment Factor		Divisor Adjustment Required
Stock split (e.g., 2-for-1)		Shares Outstanding multiplied by 2; Stock Price divided by 2		No

Share Issuance (i.e., change ≥ 5%)		Shares Outstanding plus newly issued Shares		Yes

Share Repurchase (i.e., change ≥ 5%)		Shares Outstanding minus Repurchased Shares		Yes

Special Cash Dividends		Share Price minus Special Dividend		Yes

Company Change		Add new company market value minus old company market value		Yes

Rights offering		Price of parent company minus		Yes

	(	Price of Rights	)
Right Ratio

Spinoffs		Price of parent company minus		Yes

	(	Price of Spinoff Co.	)
Share Exchange Ratio

Stock splits and stock dividends do not affect the index divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the market value of the S&P 500® Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the market value of the S&P 500® Component Stock and consequently of altering the aggregate market value of the S&P 500® Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered market value (whether increase or decrease) of the affected S&P 500® Component Stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total market value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the index divisor.

License Agreement with S&P

We have entered into an agreement with S&P providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the S&P 500® Index to track general stock market performance. S&P’s only relationship to Deutsche Bank AG is the licensing of certain trademarks and trade names of S&P without regard to Deutsche Bank AG or the Securities. S&P has no obligation to take the needs of Deutsche Bank AG or the holders of the Securities into consideration in determining, composing or calculating the S&P 500® Index. S&P is not responsible for and has not participated in the determination of the timing, price or quantity of the Securities to be issued or in the determination or calculation of the amount due at maturity of the Securities. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500® INDEX OR ANY

DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“STANDARD & POOR’S”, “S&P”, “S&P 500” AND “500” ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND S&P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

Discontinuation of the S&P 500® Index; Alteration of Method of Calculation

If S&P discontinues publication of the S&P 500® Index and S&P or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued S&P 500® Index (such index being referred to herein as an “S&P 500® Successor Index”), then any S&P 500® Index closing level will be determined by reference to the level of such S&P 500® Successor Index at the close of trading on the NYSE, the AMEX, the Nasdaq National Market or the relevant exchange or market for the S&P 500® Successor Index on each Observation Date that occurs after the S&P 500® Index is discontinued.

Upon any selection by the calculation agent of a S&P 500® Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the Securities.

If S&P discontinues publication of the S&P 500® Index prior to, and such discontinuance is continuing on, an Observation Date, and the calculation agent determines, in its sole discretion, that no S&P 500® Successor Index is available at such time, or the calculation agent has previously selected a S&P 500® Successor Index and publication of such S&P 500® Successor Index is discontinued prior to and such discontinuation is continuing on such Observation Date or other relevant date, then the calculation agent will determine the S&P 500® Index closing level for such date. The S&P 500® Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the S&P 500® Index or S&P 500® Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500® Index or S&P 500® Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the S&P 500® Index or S&P 500® Successor Index, as applicable, on the relevant exchange may adversely affect the value of the Securities.

If at any time the method of calculating the S&P 500® Index or an S&P 500® Successor Index, or the level thereof, is changed in a material respect, or if the S&P 500® Index or an S&P 500® Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the S&P 500® Index or such S&P 500® Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the S&P 500® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the S&P 500® Index or such S&P 500® Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level with reference to the S&P 500® Index or such S&P 500® Successor Index, as adjusted. Accordingly, if the method of calculating the S&P 500® Index or an S&P 500® Successor Index is modified so that the level of the S&P 500® Index or such S&P 500® Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the S&P 500® Index or such S&P 500® Successor Index), then the calculation agent will adjust the S&P 500® Index or such S&P 500® Successor Index in order to arrive at a level of the S&P 500® Index or such S&P 500® Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

The Russell 2000® Index

We have derived all information contained in this pricing supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Frank Russell Company (“Frank Russell”). The Russell 2000® Index was developed by Frank Russell and is calculated, maintained and published by Frank Russell. We make no representation or warranty as to the accuracy or completeness of such information.

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of 2,000 companies (the “Russell 2000® Component Stocks”) domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index.

Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-group of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on May 31 of a given year and Frank Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations domiciled in the U.S. and its territories are eligible for inclusion in the Russell 3000® Index and, consequently, the Russell 2000® Index. The following securities are specifically excluded from the Russell 2000® Index: (i) stocks traded on U.S. exchanges but domiciled in other countries; (ii) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights; and (iii) trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds and limited partnerships that are traded on U.S. exchanges. In addition, Berkshire Hathaway is excluded as a special exception.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000® Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000® Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000® Component Stocks. A company’s shares are adjusted to include only those shares available to the public. The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell 2000® Index by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in Securities and Exchange Commission (the “Commission”) corporate filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares – corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

•

Corporate cross-owned shares – when shares of a company in the Russell 2000® Index are held by another company also in the Russell 2000® Index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

•

Large private and corporate shares – large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies not in the Russell 2000® Index, partnerships, insurance companies not in the Russell 2000® Index, mutual funds, banks not in the Russell 2000® Index or venture capital funds;

•	Unlisted share classes – classes of common stock that are not traded on a U.S. securities exchange; and

•

Initial public offering lock-ups – shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index.

Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not an Russell 2000® Index adjustment is required.

•	“No Replacement” Rule – Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

•

Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange.

When acquisitions or mergers take place within the Russell 2000® Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. Prior to April 1, 2000, if the acquiring stock was a member of a different index (e.g., Russell 3000® or Russell 1000®), the shares for the acquiring stock were not adjusted until month end.

•

Deleted Stocks – Effective on January 1, 2002, when deleting stocks from the Russell 2000® Index as a result of exchange de-listing or reconstitution, the price used will be the market price on the day of deletion, including potentially the OTC bulletin board price. Previously, prices used to reflect de-listed stocks were the last traded price on the primary exchange. Exceptions: there may be corporate events, like mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

•

Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 2000® Index at the latest reconstitution.

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Rule for Corporate Action-Driven Changes – Beginning April 1, 2003 changes resulting from corporate actions will generally be applied at the open of the ex-date using the previous day’s closing prices. For reclassification of shares, mergers and acquisitions, spin-offs or reorganizations, adjustments will be made at the open of the ex-date using previous day closing prices. For re-incorporations and exchange delisting, deleted entities will be removed at the open on the day following re-incorporation or delisting using previous day closing prices (including OTC prices for delisted stocks).

Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the Commission. Effective April 30, 2002 only cumulative changes to shares outstanding greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

Disclaimers. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell or any successor thereto or index owner, and neither Frank Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Frank Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Frank Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Frank Russell’s only relationship to Deutsche Bank AG and its affiliates is the licensing of certain trademarks and trade names of Frank Russell and of the Russell 2000® Index which is determined, composed and calculated by Frank Russell without regard to Deutsche Bank AG and its affiliates or the Securities. Frank Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and Frank Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Frank Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Frank Russell has no obligation or liability in connection with the administration, marketing or trading of the Securities.

“Russell 2000® Index” and “Russell 3000® Index” are trademarks of Frank Russell Company and have been licensed for use by Deutsche Bank AG and its affiliates.

FRANK RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND FRANK RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FRANK RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. FRANK RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FRANK RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the Russell 2000® Index; Alteration of Method of Calculation

If Frank Russell Company discontinues publication of the Russell 2000® Index, and Frank Russell Company or another entity publishes a successor or substitute index that the calculation agent, determines, in its sole discretion, to be comparable to the discontinued Russell 2000® Index (such index being referred to herein as a “Russell 2000® Successor Index”), then any Russell 2000® Index closing level will be determined by reference to the level of such Russell 2000® Index at the close of trading on the NYSE, the AMEX, the NASDAQ National Market or the relevant exchange or market for the Russell 2000® Successor Index on each Observation Date that occurs after the Russell 2000® Index is discontinued, and on any other relevant date.

Upon any selection by the calculation agent of a Russell 2000® Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the Securities.

If Frank Russell Company discontinues publication of the Russell 2000® Index prior to, and such discontinuance is continuing on, the Observation Date or other relevant date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a Russell 2000® Successor Index and publication of such Russell 2000® Successor Index is discontinued prior to, and such discontinuation is continuing on, such date, then the calculation agent will determine the Russell 2000® Index closing level for such date. The Russell 2000® Index closing level will be computed by the calculation agent in accordance with the formula for and the method of calculating the Russell 2000® Index or Russell 2000® Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Russell 2000® Index or Russell 2000® Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Russell 2000® Index or Russell 2000® Successor Index, as applicable, on the relevant exchange may adversely affect the value of the Securities.

If at any time the method of calculating the Russell 2000® Index or a Russell 2000® Successor Index, or the level thereof, is changed in a material respect, or if the Russell 2000® Index or a Russell 2000® Successor Index is in any other way modified so that the Russell 2000® Index or such Russell 2000® Successor Index does not, in the opinion of the calculation agent, fairly represent the level of the Russell 2000® Index or such Russell 2000® Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the Russell 2000® Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Russell 2000® Index or such Russell 2000® Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Russell 2000® Index closing level with reference to the Russell 2000® Index or such Russell 2000® Successor Index, as adjusted. Accordingly, if the method of calculating the Russell 2000® Index or a Russell 2000® Successor Index is modified so that the level of the Russell 2000® Index or such Russell 2000® Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Russell 2000® Index or such Russell 2000® Successor Index), then the calculation agent will adjust its calculation of the Russell 2000® Index or such Russell 2000® Successor Index in order to arrive at a level of the Russell 2000® Index or such Russell 2000® Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

The MSCI EAFE® Index

The MSCI EAFE® Index is a stock index calculated, published and disseminated daily by MSCI, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

We obtained all information contained in this pricing supplement regarding the MSCI EAFE® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI. MSCI has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI EAFE® Index.

The MSCI EAFE® Index is intended to provide performance benchmarks for 21 developed equity markets in Australia, New Zealand, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

MSCI EAFE® Index Calculation. The value of the MSCI EAFE® Index is a free float weighted average of the U.S. dollar values of all of the equity securities (the “MSCI EAFE® Component

Securities”) constituting the MSCI indices for the 21 selected countries (the “MSCI EAFE® Component Country Indices”). Each MSCI EAFE® Component Country Index is a sampling of equity securities across industry groups in such country’s equity markets. See “— Maintenance of the MSCI EAFE® Index and the MSCI EAFE® Component Country Indices” below.

The prices of the MSCI EAFE® Component Securities used to calculate the value of the MSCI EAFE® Index are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by The WM Company at 4 p.m. Greenwich Mean Time. The U.S. dollar value of the MSCI EAFE® Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the Component Securities. The MSCI EAFE® Index was launched on December 31, 1969 at an initial value of 100.

Maintenance of the MSCI EAFE® Index and the MSCI EAFE® Component Country Indices. In order to maintain the representativeness of the MSCI EAFE® Index, structural changes to the MSCI EAFE® Index as a whole may be made by adding or deleting MSCI EAFE® Component Country Indices and the related MSCI EAFE® Component Securities. Currently, such changes in the MSCI EAFE® Index may only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

MSCI may add additional MSCI EAFE® Component Country Indices to the MSCI EAFE® Index or subtract one or more of its current MSCI EAFE® Component Country Indices prior to the expiration of the Securities. Any such adjustments are made to the MSCI EAFE® Index so that the value of the MSCI EAFE® Index at the effective date of such change is the same as it was immediately prior to such change.

Each MSCI EAFE® Component Country Index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each MSCI EAFE® Component Country Index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE® Index.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full MSCI EAFE® Component Country Index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed annual timetable.

Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

The quarterly index review process is designed to ensure that the indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by rapidly reflecting significant market driven changes that were not captured in the MSCI EAFE® Index at the time of their actual occurrence and that should not wait until the annual full MSCI EAFE® Component Country Index review due to their importance. These quarterly index reviews may result in additions and deletions of MSCI EAFE® Component Securities from a MSCI EAFE® Component Country Index and changes in number of shares. Additions and deletions to Component Securities may result from: the addition or deletion of securities due to the significant over- or under-representation of one or more industry groups as a result of mergers, acquisitions, restructurings or other major market events affecting the industry group; the addition or deletion of securities resulting from changes in industry classification, significant increases or decreases in free float or relaxation/removal or decreases of foreign ownership limits not implemented immediately; the additions of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates for MSCI EAFE® Component Securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The implementation of changes resulting from quarterly index reviews occurs on only four dates throughout the year: as of the close of the last business day of February, May, August and November. The results of the quarterly index reviews are announced at least two weeks prior to their implementation. Any country may be impacted at the quarterly index review.

The annual full MSCI EAFE® Component Country Index review includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for MSCI EAFE® Component Securities and securities that are not currently MSCI EAFE® Component Securities, as well as changes typically considered for quarterly index reviews. During a full MSCI EAFE® Component Country Index review, securities may be added or deleted from a MSCI EAFE® Component Country Index for a range of reasons, including the reasons discussed in the preceding sentence and the reasons for MSCI EAFE® Component Securities changes during quarterly index reviews as discussed above.

Index maintenance also includes monitoring and completing the adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs. Index maintenance of the MSCI EAFE® Component Country Indices is reflected in the MSCI EAFE® Index.

Selection of Component Securities. The selection of the MSCI EAFE® Component Securities for each MSCI EAFE® Component Country Index is based on the following guidelines:

(i)	Define the total market;

(ii)	Sort the market by industry groups and target 60% for inclusion;

(iii)	Select stocks with good liquidity and free float;

(iv)	Avoid cross-ownership; and

(iv)	Apply the full market capitalization weight to each stock.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement with MSCI

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI EAFE® Index, which is owned and published by MSCI, in connection with certain securities, including the Securities.

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUERS OR OWNERS OF THE SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING, PRICES OR QUANTITIES OF THE SECURITIES TO BE ISSUED. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI

INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH MSCI WITHOUT THE PRIOR WRITTEN PERMISSION OF MSCI.

Discontinuation of the MSCI EAFE® Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI EAFE® Index or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI EAFE® Index (such index being referred to herein as a “MSCI EAFE® Successor Index”), then any MSCI EAFE® Index closing level will be determined by reference to the level of such MSCI EAFE® Successor Index at the close of trading on the relevant exchange or market for the MSCI EAFE® Successor Index on any Observation Date that occurs after the MSCI EAFE® Index is discontinued.

Upon any selection by the calculation agent of a MSCI EAFE® Successor Index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the Securities.

If MSCI discontinues publication of the MSCI EAFE® Index prior to, and such discontinuance is continuing on, an Observation Date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, or the calculation agent has previously selected a MSCI EAFE® Successor Index and publication of such MSCI EAFE® Successor Index is discontinued prior to and such discontinuation is continuing on an Observation Date, then the calculation agent will determine the index closing level for the MSCI EAFE® Index for such date. The index closing level for the MSCI EAFE® Index will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI EAFE® Index or MSCI EAFE® Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI EAFE® Index or MSCI EAFE® Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the MSCI EAFE® Index or MSCI EAFE® Successor Index, as applicable, on the relevant exchange may adversely affect the value of the Securities.

If at any time the method of calculating the MSCI EAFE® Index or a MSCI EAFE® Successor Index, or the level thereof, is changed in a material respect, or if the MSCI EAFE® Index or a MSCI EAFE® Successor Index is in any other way modified so that the MSCI EAFE® Index or a MSCI EAFE® Successor Index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI EAFE® Index or such MSCI EAFE® Successor Index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on the Observation Dates make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI EAFE® Index or such MSCI EAFE® Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI EAFE® Index closing level with reference to the MSCI EAFE® Index or such MSCI EAFE® Successor Index, as adjusted. Accordingly, if the method of calculating the MSCI EAFE® Index or a MSCI EAFE® Successor Index is modified so that the level of the MSCI EAFE® Index or such MSCI EAFE® Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI EAFE® Index or such MSCI EAFE® Successor Index), then the calculation agent will adjust its calculation of the MSCI EAFE® Index or such MSCI EAFE® Successor Index in order to arrive at a level of the MSCI EAFE® Index or such MSCI EAFE® Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

The MSCI Emerging Markets IndexSM

We have derived all information contained in this pricing supplement regarding the MSCI Emerging Markets IndexSM , (the “Emerging Markets Index”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. The Emerging Markets Index is a stock index calculated in U.S. dollars, published and disseminated by MSCI, a majority-owned subsidiary of Morgan Stanley. Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the Emerging Markets Index. We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

The Emerging Markets Index was developed by MSCI as an equity benchmark for international stock performance and is designed to measure equity market performance in the global emerging markets. The Emerging Markets Index originated on December 31, 1987. As of June 30, 2007, the Emerging Markets Index consisted of MSCI indices for the following 25 countries (the “Emerging Markets Component Country Indices”): Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey, and the three largest industries represented in the Emerging Markets Index were energy, financials and materials. Each of the Emerging Markets Index Component Country Indices is a sampling of equity securities across industry groups in such country’s equity markets (the “Emerging Markets Component Securities”).

Prices used for the Emerging Markets Component Securities in calculating the Emerging Markets Index level are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market.

MSCI converts the closing prices into U.S. dollars on a real-time basis and publishes and disseminates the Emerging Markets Index daily on its website and through numerous data vendors, and disseminates the Emerging Markets Index level every 60 seconds during market trading hours on Bloomberg Financial Markets and Reuters Limited.

Selection of the Emerging Markets Component Securities and Calculation of the Emerging Markets Index

MSCI classifies each company and its securities in one and only one country, which is generally the country in which such company is incorporated. Generally, all listed equity securities, or listed securities that exhibit the characteristics of equity securities, are eligible for inclusion, except for investment trusts, mutual funds, equity derivatives and limited partnerships.

After identifying the universe of eligible securities, MSCI calculates the free float-adjusted market capitalization of each security. MSCI defines a security’s free float to be the proportion of the security’s shares outstanding that are deemed available for purchase in the public equity markets by international investors. For securities that are not subject to foreign ownership limitations, the free float of a security is estimated as the total number of shares outstanding less the number of shares held by governments, corporations, controlling shareholders, management and other shareholdings classified as strategic. For securities subject to foreign ownership limits, the estimated free float of a security is equal to the lesser of (i) the total number of shares outstanding less shareholdings classified as strategic, and (ii) the number of shares allowed to be owned by foreign investors less the number of non-free float shares held by foreign investors.

MSCI uses each security’s free float to arrive at a Foreign Inclusion Factor (“FIF”) for the security, which MSCI uses to free float-adjust the company’s market capitalization. For securities not subject to foreign ownership limitations, (i) if the security’s free float is greater than 15%, the security’s FIF is equal to its estimated free float, rounded up to the nearest 5%, and (ii) if the security’s free float is less than 15%, the security’s FIF is equal to its estimated free float, rounded to the closest 1%. For securities that are subject to foreign ownership limitations, the security’s FIF is equal to the lesser of (i) the security’s estimated free float available to foreign investors, (a) rounded up to the nearest 5%, if the free float is greater than 15%, or (b) rounded to the closest 1%, if the free float is less than 15%, and (ii) the number of shares allowed to be owned by foreign investors rounded to the closest 1%. A security’s free float-adjusted market capitalization is equal to the product of the security’s FIF and the security’s full market capitalization.

For each Emerging Markets Component Country Index, MSCI targets an 85% free float-adjusted market representation level within each industry group for the relevant country. The security selection process is based on an analysis of the following:

•	Each company’s business activities and the diversification value of including the company’s securities in the Emerging Markets Component Country Index for the relevant country.

•

The size of the company’s free float-adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizeable securities in an industry group, and securities that do not meet country-specific minimum size guidelines are not eligible for inclusion.

•	The liquidity of the company’s securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. To assess liquidity, MSCI considers numerous measures of absolute and relative liquidity, including a security’s Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account differences in market capitalization size. A security’s ATVR is calculated as follows:

•

First, monthly median traded values are computed as the daily median traded value multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day multiplied by the security’s closing price on that day. The daily median traded value is the median of the daily traded values for the month.

•	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float-adjusted security market capitalization at the end of the month.

•

Third, the ATVR is obtained by taking the average of the monthly median trade value ratios of the previous 12 months, or the number of months for which this data is available, and multiplying it by 12.

The performance of the MSCI Emerging Markets IndexSM is a free float-adjusted average of the U.S. dollar values of all of the Emerging Markets Component Securities.

Maintenance of the Emerging Markets Index and Emerging Markets Component Country Indices

In order to maintain the representativeness of the Emerging Markets Index and Emerging Markets Component Country Indices, MSCI may make structural changes to the Index by adding or deleting Emerging Markets Component Country Indices from the Emerging Markets Index and adding or deleting component securities within the Emerging Markets Component Country Indices. MSCI may also change the Foreign Inclusion Factors of the Emerging Markets Component Securities as a result of updates to the free float estimates. Any such adjustments are made so that the value of the Emerging Markets Index at the effective date of such change is the same as it was immediately prior to such change. The timing of MSCI’s index maintenance actions depend on the character of the action. MSCI classifies index maintenance into three broad categories:

•	Annual, full-country index reviews that systematically re-assess the various dimensions of the equity universe for all countries;

•	Quarterly index reviews, aimed at promptly reflecting other market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indices as they occur.

During the annual review, securities are added or deleted, (i) following the re-appraisal of the free float-adjusted industry group representation within a country, relative to an 85% target that MSCI has set for free float-adjusted market representation within each industry group for each country, (ii) following an update of MSCI’s minimum size guidelines, and (iii) if a company or security with a free float of less than 15% no longer meets MSCI’s criteria for inclusion due to a reduction in the free float or performance of the company.

During a quarterly index review, securities may be added to or deleted from an index for a variety of reasons, including the following:

•	Additions or deletions of securities, due to certain industry groupings having become significantly over- or under-represented.

•

Additions or deletions, which were not implemented immediately, resulting from changes in industry classification, significant increases or decreases in free float or changes to foreign ownership limits.

•	Additions of large companies that did not meet MSCI’s minimum size criteria for early inclusion at the time of their initial public offering or secondary offering.

•	Replacement of companies that are no longer suitable industry representatives.

•	Deletion of securities whose issuing company or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with MSCI

We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Emerging Markets Index, which is owned and published by MSCI, in connection with certain securities, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Emerging Markets Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the Emerging Markets Index, which index is determined, composed and calculated by MSCI without regard to the issuer of the Securities. MSCI has no obligation to take the needs of the issuer of the Securities or the holders of the Securities into consideration in determining, composing or calculating the Emerging Markets Index. MSCI is not responsible for and has not participated in the determination of the timing, prices or quantities of the Securities to be issued. Neither MSCI nor any other party has an obligation or liability to owners of these Securities in connection with the administration, marketing or trading of the Securities.

THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG (THE “LICENSEE”). THE SECURITIES ARE NOT SPONSORED, ENDORSED OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX, AND MSCI BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE HOLDERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI

INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER OR HOLDERS OF THE SECURITIES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR HOLDERS OF THE SECURITIES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING, PRICES OR QUANTITIES OF THE SECURITIES TO BE ISSUED. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE HOLDERS OF THE SECURITIES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, THE ISSUER, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, SHOULD USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR, ENDORSE, MARKET OR PROMOTE THE NOTES WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED. UNDER NO CIRCUMSTANCES MAY ANY PERSON OR ENTITY CLAIM ANY AFFILIATION WITH MSCI WITHOUT THE PRIOR WRITTEN PERMISSION OF MSCI.

Discontinuation of the Emerging Markets Index; Alteration of Method of Calculation

If MSCI discontinues publication of the Emerging Markets Index, and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Emerging Markets Index (such index being referred to herein as a “Emerging Markets Successor Index”), then any Emerging Markets Index closing level will be determined by reference to the level of such successor index at the close of trading on the relevant exchanges or markets for the Emerging Markets Successor Index on each Observation Date that occurs after the Emerging Markets Index is discontinued, and on any other relevant date.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the Securities.

If MSCI discontinues publication of the Emerging Markets Index prior to, and such discontinuance is continuing on, an Observation Date or other relevant date, and the calculation agent determines, in its sole discretion, that no Emerging Markets Successor Index is available at such time, or the calculation agent has previously selected an Emerging Markets Successor Index, and publication of such Emerging Markets Successor Index is discontinued prior to, and such discontinuation is continuing on, an Observation Date or other relevant date, then the calculation agent will determine the Emerging Markets Index closing level for such date. The Emerging Markets Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Emerging Markets Index or Emerging Markets Successor Index, as applicable, last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Emerging Markets Index or Emerging Markets Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Emerging Markets Index or Emerging Markets Successor Index, as applicable, on the relevant exchange may adversely affect the value of the Securities.

If at any time the method of calculating the Emerging Markets Index or a successor index, or the level thereof, is changed in a material respect, or if the Emerging Markets Index or an Emerging Markets Successor Index is in any other way modified so that the MSCI Emerging Markets IndexSM or such Emerging Markets Successor Index does not, in the opinion of the calculation agent, fairly represent the level of the Emerging Markets Index or such Emerging Markets Successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the relevant Observation Date, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Emerging Markets Index or such Emerging Markets Successor Index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Emerging Markets Index closing level with reference to the Emerging Markets Index or such Emerging Markets Successor Index, as adjusted. Accordingly, if the method of calculating the Emerging Markets Index or an Emerging Markets Successor Index is modified so that the level of such Emerging Markets Index or Emerging Markets Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Emerging Markets Index), then the calculation agent will adjust such Emerging Markets Index or Emerging Markets Successor Index in order to arrive at a level of the Emerging Markets Index or such Emerging Markets Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Market Disruption Events With Respect to the Equity Indices

Certain events may prevent the relevant calculation agent from calculating the closing level of an Equity Index on one or more Observation Dates and, consequently, the Basket Return. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events, together with disruptions in the markets for options and futures contracts and exchange traded funds related to an Equity Index, and together with the market disruption events relating to the Commodity Index and the Currency Index discussed separately in the respective sections for such indices, as “Market Disruption Events.”

A Market Disruption Event with respect to an Equity Index means:

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of such Equity Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

•

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such Equity Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to such Equity Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds;

in each case, as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Securities.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in any Equity Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Equity Index shall be based on a comparison of:

•	the portion of the level of the disrupted Equity Index attributable to that security, relative to

•	the overall level of the disrupted Equity Index,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•	limitations pursuant to the rules of any relevant exchange similar to rescinded NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-

regulatory organization or any government agency of scope similar to rescinded NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on an Equity Index by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to that Equity Index; and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the applicable Equity Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means the primary exchange or market of trading for any security (or any combination thereof) then included in the relevant Equity Index or any successor index.

The Deutsche Bank Liquid Commodity Index — Optimum Yield™ Excess Return

The Deutsche Bank Liquid Commodity Index — Optimum Yield™ Excess Return (the “Commodity Index”) reflects the performance of a basket of futures contracts relating to six commodities (each such futures contract, an “Exchange Traded Instrument”) and measures the value of this basket by tracking the closing prices of certain exchange traded contracts for the future delivery of each of these commodities, adjusted to reflect the relative weight of each commodity in the Index. The commodities included in the Commodity Index are: West Texas Intermediate light sweet crude oil (“crude oil”), New York Harbour no. 2 heating oil (“heating oil”), high grade primary aluminum (“aluminum”), gold, corn and wheat (each, a “Commodity Index Constituent”). The relative weight of each Commodity Index Constituent reflected in the Index is variable and is adjusted from time to time (as described below).

Because the Commodity Index measures the value of the Commodity Index Constituents by tracking the prices of Exchange Traded Instruments, the index methodology includes provisions that provide for the periodic replacement of Exchange Traded Instruments as they approach maturity. This replacement takes place over a period of time, referred to as the “Recomposition Period,” to lessen the impact of such replacement on the markets for the Commodity Index Constituents. Recomposition of the Commodity Index occurs monthly and the Recomposition Period normally lasts for a number of Commodity Index business days (as defined below). In addition, the Commodity Index is rebalanced annually on or around the 6th Commodity Index business day of November.

Deutsche Bank AG, London Branch (the “Commodity Index Sponsor”) will publish the Commodity Index closing level for each trading day on Bloomberg ticker [DBLCOYER <Index>] or any successor thereto and on Deutsche Bank’s website at http://index.db.com or any successor thereto. The Commodity Index Sponsor will also publish on these websites any adjustments made to the Index. The reference to the Commodity Index Sponsor’s website is made for purposes of conveying the foregoing information only, and no other information found at this website is incorporated by reference into this pricing supplement.

Calculation of the Commodity Index Closing Level

The Commodity Index Sponsor established the Commodity Index in December 1988 (the “Base Date”). The Commodity Index Sponsor will calculate the Index closing level on an “excess return” basis on each Commodity Index Business Day by (i) taking the sum of the Weighted Closing Prices of each Exchange Traded Instrument included in the Commodity Index on such Commodity Index Business Day, and (ii) rounding to six decimal places, with 0.0000005 being rounded upwards.

The “Weighted Closing Price” for an Exchange Traded Instrument on a particular Commodity Index Business Day is the product of the weight assigned to such Exchange Traded Instrument on such day, referred to as the “Instrument Amount,” multiplied by the closing price for such day for such Exchange Traded Instrument on the relevant exchange.

On January 28, 2008, the Instrument Amounts for the Exchange Traded Instruments relating to the respective Commodity Index Constituents were as follows:

Index Constituent	Exchange	Instrument Amount
heating oil	NYMEX	19.08%
crude oil	NYMEX	32.69%
aluminum	LME	11.20%
gold	COMEX	10.33%
corn	CBOT	12.50%
wheat	CBOT	14.20%

The methodology used to obtain the closing price for an Exchange Traded Instrument varies depending on the Commodity Index Constituent underlying such Exchange Traded Instrument and is determined as follows:

Crude Oil Closing Price

The closing price on a Commodity Index Business Day (as defined below) for an Exchange Traded Instrument relating to crude oil will be its price at the regular close of the principal trading session on such day on the New York Mercantile Exchange or its successor (“NYMEX”), expressed in U.S. Dollars per barrel of crude oil, as published by NYMEX for that Commodity Index Business Day or, if in the determination of the Commodity Index Sponsor a price is not available on such Commodity Index Business Day, the price as published by NYMEX for the immediately preceding Commodity Index Business Day for which a price is available.

Heating Oil Closing Price

The closing price on a Commodity Index Business Day for an Exchange Traded Instrument relating to heating oil will be its price at the regular close of the principal trading session on such day on NYMEX, expressed in U.S. Dollars per U.S. gallon of heating oil, as published by NYMEX for that Commodity Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Commodity Index Business Day, the price as published by NYMEX for the immediately preceding Commodity Index Business Day for which a price is available.

Aluminum Closing Price

The closing price on a Commodity Index Business Day for an Exchange Traded Instrument relating to aluminum will be its price at the regular close of the principal trading session on such day on The London Metal Exchange Limited or its successor (“LME”), re-expressed in U.S. Dollars per metric tonne of aluminum, as published by LME for that Commodity Index Business Day or, if in the determination of the Index Sponsor a price is not available on such Commodity Index Business Day, the price as published by LME for the immediately preceding Commodity Index Business Day for which a price is available.

Gold Closing Price

The closing price on an Commodity Index Business Day for an Exchange Traded Instrument relating to gold will be its price at the regular close of the principal trading session on such day on the Commodity Exchange Inc., New York or its successor (“COMEX”), expressed in U.S. Dollars per troy ounce of gold, as published by COMEX for that Commodity Index Business Day or, if in the determination of the Commodity Index Sponsor a price is not available on such Commodity Index Business Day, the price as published by COMEX for the immediately preceding Commodity Index Business Day for which a price is available.

Corn Closing Price

The closing price on an Commodity Index Business Day for an Exchange Traded Instrument relating to corn will be its price at the regular close of the principal trading session on such day on the Board of Trade of the City of Chicago Inc., or its successor (“CBOT”), expressed in U.S. Dollars per bushel of corn, as published by CBOT for that Commodity Index Business Day or, if in the determination of the Commodity Index Sponsor a price is not available on such Commodity Index Business Day, the price as published by CBOT for the immediately preceding Commodity Index Business Day for which a price is available.

Wheat Closing Price

The closing price on an Commodity Index Business Day for an Exchange Traded Instrument relating to wheat will be its price at the regular close of the principal trading session on such day on CBOT, expressed in U.S. Dollars per U.S. bushel of wheat of the grades deliverable in respect of the relevant Exchange Traded Instrument in accordance with the rules of CBOT, as published by CBOT for that Commodity Index Business Day or, if in the determination of the Commodity Index Sponsor a price is not available on such Commodity Index Business Day, the price as published by CBOT for the immediately preceding Commodity Index Business Day for which a price is available.

Corrections To Closing Prices For Exchange Traded Instruments

The Commodity Index Sponsor will adjust the closing price for the relevant Exchange Traded Instrument to reflect any corrections to such closing price that have been published by the relevant exchange prior to 11:00 p.m. (London time) on the trading day immediately following the trading day to which the closing price relates, or, if the publication time of any such closing price is amended by the relevant exchange, such other time as the Commodity Index Sponsor may determine and publish as a replacement for 11:00 p.m. (London time).

Optimum Yield

The Commodity Index’s “Optimum Yield” component employs a rules-based approach when the Commodity Index rolls from one futures contract to another. Rather than selecting the new futures contract based on a pre-defined schedule, the Commodity Index rolls to a successor futures contract from a list of tradable futures contracts set to expire within the next thirteen months in a manner that seeks to generate the maximum implied roll yield. In this way, the Commodity Index seeks to maximize potential roll benefits in backwardated markets and minimize the loss from rolling down the curve in contango markets.

If the price of a commodity futures contract is greater than the spot price, the market is in contango. If the price of a commodity futures contract is below the spot price, the market is in backwardation. In a contango market, as the time to expiration of the futures contract decreases, as a general matter the contract price will move toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling; the opposite is true for a market in backwardation.

On the first day of each month that is a business day in New York, each futures contract currently in the Index is tested for continued inclusion in the Index based on the month in which the contract delivery of the underlying Commodity Index Constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For example, if the first New York business day is July 1, 2008, and the delivery month of a futures contract currently in the Commodity Index is August 2008, a new contract with a later delivery month will be selected.

For each Commodity Index Constituent, the new commodity futures contract selected will be the contract with the maximum implied roll yield based on the closing price for each eligible contract. An eligible contract is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the Index, and (ii) no later than the 13th month after the applicable first New York business day. For example, if the applicable first New York business day is July 1, 2007, and the delivery month of a futures contract currently in the Commodity Index is August 2008, the delivery month of an eligible new contract must be between September 2008 and October 2009. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

Determining the Instrument Amount

The Instrument Amount reflects the weight of a particular Exchange Traded Instrument in the Commodity Index.

The Instrument Amount for any Commodity Index Business Day that is neither a rebalancing day nor a day falling within a Recomposition Period will be the Instrument Amount for the immediately preceding Commodity Index Business Day that does not fall within a Recomposition Period.

The Instrument Amount for a particular Exchange Traded Instrument will change during each Recomposition Period and on any rebalancing day. In addition, the Instrument Amount may change in the event of a Market Disruption Event with respect to the Commodity Index. Each change to the Instrument Amount is described in more detail below.

Determining the Instrument Amount During a Recomposition Period

If an existing Index holding no longer meets the inclusion criteria, the monthly index roll unwinds the existing Instrument Amount and enters into a new contract. The Recomposition Period takes place between the 2nd and 6th business day of the month, subject to a Market Disruption Event with respect to the Commodity Index. On each day during the Recomposition Period new notional holdings are calculated. The calculations for the Instrument Amount leaving the Commodity Index and the Instrument Amount entering the Commodity Index are different.

The “excess return” calculation value (in respect of an Index Constituent on any Commodity Index Business Day during a Recomposition Period is the sum of (i) the product of (A) the existing Instrument Amount for such Index Constituent for such Commodity Index Business Day and (B) the Closing Price for such Index Constituent for such Commodity Index Business Day and (ii) the product of (A) the new Instrument Amount for such Index Constituent for such Commodity Index Business Day and (B) the Closing Price for such Index Constituent for such Commodity Index Business Day.

Determining the Instrument Amount on a Rebalancing Day

The Commodity Index is rebalanced on an annual basis on the 6th business day of November, subject to extension in the event of a Market Disruption Event with respect to the Commodity Index, to rebalance its composition to the Index Base Weight.

“Index Base Weight” means the weightings assigned to each commodity included in the Commodity Index on the Base Date being:

•	in respect of crude oil, 35.00%;

•	in respect of heating oil, 20.00%;

•	in respect of aluminum, 12.50%;

•	in respect of gold, 10.00%;

•	in respect of corn, 11.25%; and

•	in respect of wheat, 11.25%.

“Commodity Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

Market Disruption Events and Force Majeure Events with Respect to the Commodity Index

If the Commodity Index Sponsor is required on a Commodity Index Business Day to calculate the closing price for any Exchange Traded Instrument in a different manner than set forth above under “— Calculation of the Commodity Index Closing Level,” due to the occurrence or continuance of an event, other than a Commodity Force Majeure Event (as defined below), then such event will be a Market Disruption Event with respect to such Exchange Traded Instrument and the Commodity Index Constituent underlying such instrument.

The Observation Dates are referred to herein as “Index Valuation Dates.” If a Market Disruption Event relating to one or more Exchange Traded Instruments or Commodity Index Constituents is in effect on the Trade Date or any scheduled Index Valuation Date, the calculation agent for the Securities will calculate the Commodity Index closing level using:

•	for each Exchange Traded Instrument, the Instrument Amount on the scheduled Index Valuation Date;

•

for each Exchange Traded Instrument that did not suffer a Market Disruption Event on such scheduled Index Valuation Date, the closing price for such Exchange Traded Instrument on the scheduled Index Valuation Date; and

•

for each Exchange Traded Instrument that did suffer a Market Disruption Event on the scheduled Index Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding trading day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to such Exchange Traded Instrument; provided, that if a Market Disruption Event has occurred or is continuing with respect to an Exchange Traded Instrument on the Trade Date and the immediately succeeding trading day, then the calculation agent will determine the closing price for the affected Exchange Traded Instrument on such immediately succeeding trading day in good faith and in a commercially reasonable manner. If a Market Disruption Event has occurred or is continuing with respect to any Exchange Traded Instrument on any Index Valuation Date and is continuing for the immediately succeeding ten trading days, then the calculation agent will determine the closing price for the affected Exchange Traded Instrument on such tenth trading day in good faith and in a commercially reasonable manner.

The Commodity Index Sponsor will not calculate the Commodity Index closing level in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Commodity Index Sponsor and that the Commodity Index Sponsor determines, in its discretion, affects the Commodity Index or any Commodity Index Constituent (a “Commodity Force Majeure Event”). If a Commodity Force Majeure Event occurs on a Commodity Index Business Day, the Commodity Index Sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the Commodity Index closing level; (ii) defer publication of information relating to the Commodity Index until the next Commodity Index Business Day on which it determines that no Commodity Force Majeure Event exists, or (iii) permanently cancel publication of the information relating to the Commodity Index.

Change in the Methodology of the Commodity Index

The Commodity Index Sponsor may modify the methodology used to determine the Commodity Index as it deems appropriate if the Commodity Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Commodity Index Constituent or an Exchange Traded Instrument). The Commodity Index Sponsor may also make modifications to the terms of the Commodity Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Commodity Index closing level. The Commodity Index Sponsor will publish notice of any such modification or change and the effective date thereof as described above.

The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index (the “Currency Index”) was created by Deutsche Bank AG, London Branch (the “Currency Index Sponsor”) on December 19, 2005. The Currency Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling

3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Currency Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials in the high yielding jurisdictions will exceed any potential losses from currency rate risk. The Currency Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause and have in the past caused investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) which may be volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility which would negatively affect the value of the Securities.

The Currency Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S. dollar. The Currency Index is recomposed every quarter; at each recomposition, the Currency Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Index currencies (the “Index Currencies”) for that quarter.

On January 28, 2008, the Eligible Currencies were the Australian Dollar, the Brazilian Real, the Canadian Dollar, the Swiss Franc, the Czech Koruna, the Euro, the Sterling, the Hungarian Forint, the Japanese Yen, the Korean Won, the Mexican Peso, the Norwegian Krone, the New Zealand Dollar, the Polish Zloty, the Swedish Krona, the Singapore Dollar, the Turkish Lira, the Taiwanese Dollar, the U.S. Dollar and the South African Rand. The Australian Dollar, the Canadian Dollar, the Swiss Franc, the Euro, the Sterling, the Japanese Yen, the Norwegian Krone, the New Zealand Dollar, the Swedish Krona, and the U.S. Dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Currency Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects the currencies with the three highest and three lowest Yield Fix Rates from the remaining G10 currencies and the remaining non-G10 currencies for inclusion in the Currency Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Currency Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Currency Index reflects notional long forward positions in the Long Currencies, and notional short positions in the Short Currencies; these positions are equally weighted. A new equally weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Currency Index over the prior quarter. During each quarter, the Currency Index closing level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar relative to the value of the Short Currencies versus the dollar will result in an increase in the closing level of the Currency Index (the “Currency Index Closing Level”). Conversely, a decrease in the value of the Long Currencies versus the dollar relative to the value of the Short Currencies versus the dollar will result in a decrease in the Currency Index Closing Level. In addition, the Currency Index Closing

Level reflects the deduction of an annual 1.5% fee, which accounts for the Currency Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of January 28, 2008, the Long Currencies were the Australian Dollar, the New Zealand Dollar, the Turkish Lira, the Brazilian Real and the South African Rand. As of that date, the Short Currencies were the Korean Won, the Japanese Yen, the Swiss Franc, the Singapore Dollar and the Taiwanese Dollar.

In addition, at any quarterly recomposition, the Currency Index Sponsor may add as an Eligible Currency any currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Currency Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Currency Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Currency Index Sponsor, the Currency Index Sponsor may make such adjustments to the methodology and calculation of the Currency Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

The Currency Index Closing Level and the Index Currencies for the applicable quarter are published daily by the Currency Index Sponsor at:

https://index.db.com/do/product/dynamic/BalancedCurrencyHarvestUSD

Market Disruption Events with Respect to the Currency Index

A Market Disruption Event with respect to the Currency Index includes the following:

•	A currency exchange rate splits into dual or multiple exchange rates;

•

An event occurs that generally makes it impossible to convert an Index Currency into U.S. Dollars in the home country for such Index currency (the “Index Currency Jurisdiction”) through customary legal channels;

•

An event occurs that generally makes it impossible to deliver U.S. Dollars from accounts inside an Index Currency Jurisdiction to accounts outside that Index Currency Jurisdiction, or to deliver an Index Currency between accounts inside the Inside Currency Jurisdiction for such Index Currency or to a party that is a non-resident of the relevant Index Currency Jurisdiction;

•

The occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority in relation to an Index Currency;

•

Any change in, or amendment to, the laws or regulations prevailing in the Index Currency Jurisdiction in respect of any Index Currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the Currency Index Sponsor determines may cause another Market Disruption Event to occur or that leads or may lead to the introduction of a currency peg regime;

•	The occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Currency Index;

•

Any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in the relevant jurisdiction;

•	The Currency Index Sponsor determines that there is a material difference in a relevant currency rate as determined by reference to the rate source for the Currency Index and any other market source;

•

It becomes impossible to obtain a relevant currency exchange rate, either from the source for that rate or by the Currency Index Sponsor itself acting in good faith in a commercially reasonable manner;

•

The Currency Index Sponsor determines that Deutsche Bank AG or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to the notes or other relevant Currency Index-linked transactions, or to realize, recover or remit the proceeds of any such transactions; and

•	Any event that the Currency Index Sponsor determines may lead to any of the foregoing events.

In addition, the Currency Index Sponsor will not calculate the Currency Index Closing Level in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Currency Index Sponsor and that the Currency Index Sponsor determines, in its discretion, affects the Currency Index or any Index Currency (a “Currency Force Majeure Event”). If a Currency Force Majeure Event occurs on a trading day, the Currency Index Sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the Currency Index Closing Level; or (ii) defer publication of information relating to the Currency Index until the next trading day on which it determines that no Currency Force Majeure Event exists.

Change in the Methodology of the Currency Index

The Currency Index Sponsor may modify the methodology used to determine the Currency Index as it deems appropriate if the Currency Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Currency). The Currency Index Sponsor may also make modifications to the terms of the Currency Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Currency Index Closing Level. The Currency Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

Historical Information

The following graphs show the historical performance of each of the Basket Indices from January 2, 2002 through January 28, 2008. The closing level of the S&P 500® Index on January 28, 2008 was 1,353.97. The closing level of the Russell 2000® Index on January 28, 2008 was 702.39. The closing level of the MSCI EAFE® Index on January 28, 2008 was 2,014.24. The closing level of the MSCI Emerging Markets IndexSM on January 28, 2008 was 1,087.71. The closing level of the Deutsche Bank Liquid Commodity Index — Optimum Yield™ Excess Return

on January 28, 2008 was 623.87. The closing level of the Deutsche Bank Balanced Currency Harvest (USD) Index on January 28, 2008 was 263.49.

We obtained the various Basket Index closing levels from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical levels of each Basket Index should not be taken as an indication of future performance, and no assurance can be given as to any Final Index Return or the Basket Return. We cannot give you assurance that the performance of the Basket Indices will result in the return of your initial investment.

Supplemental Underwriting Information

Deutsche Bank Securities Inc. and Deutsche Bank Trust Company Americas, acting as agents for Deutsche Bank AG, will not receive a commission in connection with the sale of the Securities. The agents may pay referral fees of up to 0.50% or $5.00 per $1,000 Security face amount. Deutsche Bank Securities Inc. may pay custodial fees to other broker-dealers of up to 0.25% or $2.50 per $1,000 Security face amount. See “Underwriting” in the accompanying product supplement.